UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

BROADSOFT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid.:
	7.	Form, Schedule or Registration Statement No:
	8.	Filing Party:
	9.	Date Filed:

The following is the email sent by Jim Tholen, Chief Financial Officer of BroadSoft, Inc. (“BroadSoft”), to all BroadSoft employees on November 13, 2017:

Dear BroadSoft team,

As I mentioned last week, I wanted to keep you updated as we progress with out proposed merger with Cisco.

Today, we filed what is called a “preliminary Proxy Statement” (attached below) with the Securities and Exchange Commission (SEC), in the U.S. This is the first step towards stockholder approval by our shareholders of our proposed merger with Cisco. Our preliminary proxy statement, which describes the merger and the transaction, is subject to SEC review and consequently we have not yet set a date for our stockholder meeting.

The preliminary proxy statement can be found here:

https://www.sec.gov/Archives/edgar/data/1086909/000119312517340744/d489469dprem14a.htm

Warm regards,

Jim

Forward-Looking Statements

The statements above contain forward-looking statements regarding the proposed merger between BroadSoft, Inc. (“BroadSoft”) and Cisco Systems, Inc. (“Cisco”). These statements are based on plans, estimates and projections at the time BroadSoft makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms “may” and “will.” Forward-looking statements involve inherent risks and uncertainties, and BroadSoft cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in the above statements include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger. Additional risks are described in BroadSoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and its subsequently filed reports with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on the forward-looking statements included in the statements above, which speak only as of the date hereof. BroadSoft does not undertake to update any of these statements in light of new information or future events.

Additional Information and Where to Find It.

In connection with the proposed transaction, BroadSoft will be filing documents with the SEC, including definitive proxy statements relating to the proposed transaction, a preliminary version of which has been filed with the SEC. The definitive proxy statement will be mailed to BroadSoft stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on BroadSoft’s Investor Relations website at www.investor.broadsoft.com or by contacting BroadSoft Investor Relations at (561) 404-2130.

BroadSoft, Cisco and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of BroadSoft in connection with the proposed transaction. Information regarding the special interests of BroadSoft’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and from BroadSoft’s Investor Relations as described above. Information about Cisco’s directors and executive officers can be found in Cisco’s definitive proxy statement filed with the SEC on October 25, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Cisco’s Investor Relations website at http://investor.cisco.com.